Exhibit 99.1

Monster Worldwide Reports First Quarter 2006 Results

Total Revenue Increases 28% to $292 Million

Monster Revenue Grows 36% to $257 Million

Diluted Earnings Per Share from Continuing Operations Increases 53% to $0.29 as Income from Continuing Operations Rises 58% to $37 Million

Free Cash Flow Rises to $65 Million in First Quarter and Net Cash Increases to $362 Million

New York, April 26, 2006— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the first quarter ended March 31, 2006.

Total revenue increased 28% to $291.7 million in the first quarter of 2006 from $228.5 million in last year’s first quarter. Monster revenue grew 36% to $257.0 million compared to $189.5 million recorded in the same period of 2005. Organic revenue growth for the Company and Monster was 27% and 34%, respectively, compared to last year’s first quarter.

Within Monster, total Careers revenue, primarily generated from job postings and resume access, grew 36% to $224.6 million compared to $164.8 million in the same period of 2005. Internet Advertising and Fees revenue, primarily comprised of online advertising and consumer services fees, increased to $32.4 million, a 31% increase over the $24.8 million reported in the first quarter of 2005. Monster’s deferred revenue balance at March 31, 2006 was $343.3 million, a 43% increase over last year’s first quarter balance of $240.8 million.

Total revenue for the Advertising & Communications segment decreased to $34.7 million in the first quarter of 2006 from $39.0 million in the 2005 first quarter. Revenue from the Company’s Advertising & Communications business in Europe declined $4.4 million while Advertising & Communications revenue in North America was essentially flat year to year.

Income from continuing operations increased 58% to $37.4 million from $23.7 million in the comparable quarter in 2005, while diluted earnings per share from continuing operations grew 53% to $0.29 per share over the $0.19 recorded in the first quarter of 2005. Net income was $42.3 million compared to $20.6 million in 2005, with diluted earnings per share of $0.32 compared to $0.17 reported in last year’s first quarter.

Cash generated from operating activities in the first quarter of 2006 was $76.3 million compared with $41.4 million for the comparable year ago quarter. Free cash flow increased to $65.4 million, compared to $32.9 million in the first quarter of 2005. At the end of the first quarter of 2006, Monster Worldwide’s net cash position was $362.2 million compared to $273.3 million at December 31, 2005. In the first quarter of 2006, the Company paid $8.5 million to repurchase 180,000 shares of stock in open market transactions and entered into a structured stock repurchase transaction for $22.8 million. Depending upon the market price of the Company’s stock on the settlement date, the Company will either repurchase a predetermined number of shares or receive its $22.8 million and a premium.

“2006 is off to a great start. Our exceptional operating performance and strong financial results were fueled by our aggressive investments in the Monster franchise on a global basis,” said Andrew J. McKelvey, Chairman and Chief Executive Officer, of Monster Worldwide. “Monster drove strong revenue growth in North America and overseas as field sales, telesales and eCommerce sales channels all contributed to our success. It is clear that our ongoing investments in the Monster brand, expansion of our sales force, and improvements to our products and services have positioned us to benefit as demand for online recruitment services grows and labor market conditions improve. Our Monster Careers-International business reached a new level as revenue climbed by 57% despite uneven market conditions in certain major European countries. Meanwhile, we remain excited about the long-term opportunities in the emerging Asian online recruitment markets, as we increased our strategic investment in ChinaHR during the quarter.”

Mr. McKelvey added, “Our Internet Advertising and Fees business is a growing highlight of our success and strategy, as it provides another attractive way for Monster to monetize the enormous audience that regularly visits our network of Web sites. We believe the growth of this business adds balance to our model and represents a significant long-term opportunity. For the Company as a whole, earnings growth once again outpaced our strong revenue growth in the first quarter, and we expect to continue to invest aggressively in the areas that drive Monster’s growth and leadership, while managing operations efficiently and realizing the benefits of our growing operating scale.”

Recent Developments

•                  Earlier this year, Monster Worldwide increased its investment in ChinaHR.com Holdings Ltd, spending $19.9 million to purchase additional shares from existing shareholders and increasing the Company’s minority ownership position to 44.4%. Monster Worldwide initially purchased 40% of ChinaHR, one of China’s leading and most widely recognized online recruitment companies, in February 2005. The investment is consistent with the Company’s global strategy and the high priority placed upon the fast growing and expanding Asia Pacific recruitment market.

•                  During the quarter, Monster announced two strategic alliances designed to create greater customer value through highly integrated product and service offerings.  Monster and Development Dimensions International (DDI) developed a unique suite of candidate assessment products that will be seamlessly integrated with Monster’s job postings. These products, marketed as the Monster Performance Assessment System, are designed to expedite and enhance the applicant screening process by quickly identifying candidates with the greatest potential for success in a given position. Monster also announced a strategic relationship with Deploy Solutions, Inc. to serve the skilled and hourly market by helping businesses with large hourly workforces to streamline the hiring process to more quickly identify and hire quality job applicants.

•                  In March, Monster Worldwide sold its TMP Worldwide Advertising & Communications businesses in Australia/New Zealand and Singapore in two separate transactions. The sales of these businesses were the result of the Company’s ongoing assessment of its operations to support the growth of the Monster franchise in local and international markets. The impact of the transactions and the historical operating results of these businesses have been reclassified to discontinued operations for all periods presented.

•                  Monster Worldwide has introduced a new reporting format for the Monster businesses. Beginning with the first quarter of 2006, the Company will report its Monster business, collectively referred to as Monster, in three new operating segments: Monster Careers-North America; Monster Careers-International; and Internet Advertising and Fees. See the financial supplement posted on the Investor Relations section of the Corporate website for additional information.

Business Outlook

The following forward-looking statements reflect Monster Worldwide’s expectations as of April 26, 2006. These expectations do not include the effect of any future acquisitions or dispositions, or factors outside of our control, which may have an impact on future financial results and are subject to the Special Note regarding forward-looking statements elsewhere in this release.

$’s in millions, except per share amounts	Second Quarter 2006	Full Year 2006

Total revenue	$ 293 - $300	$ 1,180 - $1,220
Monster revenue	$ 260- $265	$ 1,045- $1,075

Diluted EPS from continuing operations	$ 0.29 - $0.30	$ 1.25 - $1.29

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q106.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Conference Call Information

First quarter 2006 results will be discussed on Monster Worldwide’s quarterly conference call taking place on April 26, 2006 at 10:00 AM EDT. To join the conference call, please dial in on 888-551-5973 at 9:50 AM EDT with the password “Monster.”  For those outside the United States, please call in on 706-643-3467 using the same password. The call will begin promptly at 10:00 AM EDT. Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at www.monsterworldwide.com. For a replay of the call, please dial 800-642-1687 or for outside the US dial (706) 645-9291 and use reference ID # 7639953. This number is valid until midnight on May 3, 2006.

Contacts

Investors:	Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com
Media:	David Rosa, (212) 351-7067, david.rosa@monsterworldwide.com

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, one of the world’s largest Recruitment Advertising agency networks. Headquartered in New York with approximately 4,800 employees in 26 countries. Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and NASDAQ 100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Note on Discontinued Operations

On March 1, 2006, the Company disposed of its Advertising & Communications business in the Asia-Pacific region.  As a result, all of the operating results of such businesses have been reclassified to discontinued operations for all periods presented.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles

(“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization, free cash flow, and net cash provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. As a result of the adoption of SFAS 123(R) in 2006, free cash flow amounts in 2005 have been adjusted to exclude the income tax benefit on stock option exercises. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its options for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and

Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005

Revenue	$291,747	$228,524

Salaries and related	113,348	97,659
Office and general	54,804	45,399
Marketing and promotion	66,117	48,411
Total operating expenses	234,269	191,469

Operating income	57,478	37,055

Interest and other, net	3,342	(82)

Income from continuing operations before income taxes and equity interests	60,820	36,973

Income taxes	22,149	13,068
Losses in equity interests	(1,241)	(209)

Income from continuing operations	37,430	23,696

Income (loss) from discontinued operations, net of tax	4,832	(3,126)

Net income	$42,262	$20,570

Basic earnings per share:

Earnings per share from continuing operations	$0.30	$0.20
Income (loss) per share from discontinued operations, net of tax	0.04	(0.03)
Basic earnings per share*	$0.33	$0.17

Diluted earnings per share:

Earnings per share from continuing operations	$0.29	$0.19
Income (loss) per share from discontinued operations, net of tax	0.04	(0.03)
Diluted earnings per share*	$0.32	$0.17

Weighted average shares outstanding:

Basic	126,753	120,655

Diluted	130,619	123,577

Operating income before depreciation and amortization:

Operating income	$57,478	$37,055
Depreciation and amortization of intangibles	10,694	9,119
Amortization of stock based compensation	2,068	968

Operating income before depreciation and amortization	$70,240	$47,142

* - Basic earnings per share for the three months ended March 31, 2006 and diluted earnings per share for the three months ended March 31, 2006 and 2005 do not add due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2006	2005
Cash flows provided by operating activities:
Net income	$42,262	$20,570
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(4,832)	3,126
Depreciation and amortization of intangibles	10,694	9,119
Provision for doubtful accounts	3,745	2,315
Tax benefit on stock based compensation	17,315	581
Excess tax benefits from stock option exercises	(17,051)	—
Non-cash compensation	2,068	1,447
Common stock issued for matching contribution to 401(k) plan	996	741
Deferred income taxes	1,163	8,854
Minority interests and other	1,235	280
Changes in assets and liabilities, net of business combinations:
Accounts receivable	(6,123)	7,607
Prepaid and other	(375)	1,742
Deferred revenue	16,138	6,728
Accounts payable, accrued liabilities and other	11,281	(7,875)
Net cash used for operating activities of discontinued operations	(2,234)	(13,872)
Total adjustments	34,020	20,793
Net cash provided by operating activities	76,282	41,363

Cash flows used for investing activities:
Capital expenditures	(10,925)	(7,881)
Purchase of marketable securities	(334,990)	—
Sales and maturities of marketable securities	238,001	—
Payments for acquisitions and intangible assets, net of cash acquired	(23,655)	(42,477)
Investment in unconsolidated affiliate	(19,936)	(50,137)
Sale of long-term investment and other	—	1,446
Net cash used for investing activities of discontinued operations	(960)	(752)
Net cash used for investing activities	(152,465)	(99,801)

Cash flows provided by financing activities:
Payments on capital lease obligations	(276)	(507)
Proceeds from exercise of employee stock options	59,594	3,653
Excess tax benefits from stock option exercises	17,051	—
Repurchase of common stock	(8,537)	—
Structured stock repurchase, net	(22,758)	—
Net cash provided by financing activities	45,074	3,146

Effects of exchange rates on cash	547	(1,894)

Net decrease in cash and cash equivalents	(30,562)	(57,186)
Cash and cash equivalents, beginning of period	196,597	198,111
Cash and cash equivalents, end of period	$166,035	$140,925

Free cash flow:

Net cash provided by operating activities	$76,282	$41,363
Less: Tax benefit on stock option exercises	—	(581)
Less: Capital expenditures	(10,925)	(7,881)
Free cash flow	$65,357	$32,901

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2006	December 31, 2005	March 31, 2005

Assets:

Cash and cash equivalents	$166,035	$196,597	$140,925
Marketable securities	221,019	123,747	—
Accounts receivable, net	384,985	382,606	302,441
Property and equipment, net	94,974	92,034	81,048
Goodwill and intangibles, net	744,344	735,678	668,009
Other assets	158,211	136,408	111,430
Total assets of discontinued operations	—	11,645	217,949
Total assets	$1,769,568	$1,678,715	$1,521,802

Liabilities and Stockholders’ Equity:

Accounts payable, accrued expenses and other	$333,598	$322,561	$285,119
Deferred revenue	345,040	328,902	242,100
Other liabilities	47,464	46,637	30,051
Debt	24,882	47,056	46,633
Total liabilities of discontinued operations	—	13,884	161,616
Total liabilities	750,984	759,040	765,519

Stockholders’ equity	1,018,584	919,675	756,283

Total liabilities and stockholders’ equity	$1,769,568	$1,678,715	$1,521,802

Net Cash:

Cash and cash equivalents	$166,035	$196,597	$140,925
Marketable securities	221,019	123,747	—
Less: Debt	(24,882)	(47,056)	(46,633)
Net Cash	$362,172	$273,288	$94,292

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended March 31, 2006	Careers -North America	Careers - International	Internet Advertising & Fees	Total	Advertising & Communications	Corporate Expenses	Total

Revenue	$159,998	$64,591	$32,447	$257,036	$34,711		$291,747
Operating income	55,314	1,166	9,627	66,107	3,035	$(11,664)	57,478
OIBDA	59,218	5,026	11,715	75,959	4,326	(10,045)	70,240

Operating margin	34.6%	1.8%	29.7%	25.7%	8.7%		19.7%
OIBDA margin	37.0%	7.8%	36.1%	29.6%	12.5%		24.1%

	MONSTER
Three Months Ended March 31, 2005	Careers - North America	Careers - International	Internet Advertising & Fees	Total	Advertising & Communications	Corporate Expenses	Total

Revenue	$123,556	$41,217	$24,761	$189,534	$38,990		$228,524
Operating income (loss)	38,656	(1,565)	7,356	44,447	2,831	$(10,223)	37,055
OIBDA	42,511	925	8,457	51,893	4,229	(8,980)	47,142

Operating margin	31.3%	-3.8%	29.7%	23.5%	7.3%		16.2%
OIBDA margin	34.4%	2.2%	34.2%	27.4%	10.8%		20.6%